Exhibit 1.1

EXECUTION COPY

6,700,000 Shares

Diamond Resorts International, Inc.

Common Stock

UNDERWRITING AGREEMENT

March 4, 2015

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. The stockholders listed in Schedule A hereto (the “Selling Stockholders”) agree to sell to the several Underwriters named in Schedule B hereto (the “Underwriters”), for which Credit Suisse Securities (USA) LLC (the “Representative”) is acting as Representative, an aggregate of 6,700,000 shares (the “Firm Securities”) of the common stock, par value $0.01 per share (the “Securities”), of Diamond Resorts International, Inc., a Delaware corporation (the “Company,” which term includes its predecessors, as applicable), as further described in Section 3 below. In addition, the Selling Stockholders agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,000,772 additional shares (all of such additional shares of Securities being hereinafter collectively referred to as the “Optional Securities”) of Securities, as further described in Section 3. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. As of the time of execution and delivery of this agreement (this “Agreement”), the Company has filed with the Commission a registration statement on Form S-3 (No. 333-202450), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then on file with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning given to such term in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Significant Subsidiary” means any “significant subsidiary” (as defined in Rule 405) of the Company.

“Rule 405” means Rule 405 under the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

For the avoidance of doubt, references herein to any information “in,” “contained in” or “included in” (or similar statements) the Registration Statement, Statutory Prospectus (including any preliminary prospectus that is a Statutory Prospectus) or the General Disclosure Package shall mean the information in such document or documents and the information incorporated by reference in such document or documents as set forth in the definition thereof.

(ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(iii) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405.

(iv) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(v) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(vi) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(vii) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(viii) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated March 2, 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) nor

(ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(ix) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Statutory Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Statutory Prospectus or the Pricing Disclosure Package, during the period in which the Representative shall continue to have an obligation to deliver a prospectus in connection with the sale of the Offered Securities, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(xi) Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not (1) result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole or (2) materially and adversely affect the ability of the Company to perform its obligations under this Agreement (any of the items set forth in clause (1) or (2), a “Material Adverse Effect”).

(xii) Subsidiaries. Each Significant Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority (corporate or other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the General Disclosure Package the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(xiii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and conform to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities except as have been duly, validly and irrevocably waived; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package and except for options issued in the ordinary course of business pursuant to the Company’s incentive compensation plans, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(iv) hereof.

(xiv) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xv) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person who has registration rights with respect to securities of the Company has agreed not to exercise such rights in connection with the offering of the Offered Securities contemplated hereby, except in the case of the Selling Stockholders, for purposes of effectuating the offer and sale of Offered Securities pursuant to this Agreement.

(xvi) Listing. The Offered Securities are listed on The New York Stock Exchange.

(xvii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities, except as contemplated hereby and such as have been obtained or made prior to the date hereof and such as may be required under state securities laws.

(xviii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real property or material leased personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xix) Absence of Defaults and Conflicts Resulting from the Transaction. The execution, delivery and performance of this Agreement, and the offering and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (B) and (C) above, as would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other constitutional document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would individually or in the aggregate have a Material Adverse Effect.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxv) Environmental Laws. Except as disclosed in the General Disclosure Package, (A)(1) neither the Company nor any of its subsidiaries is in violation of, or has any liability or cost under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, or to natural resource damages (collectively, “Environmental Laws”), (2) neither the Company nor any of its subsidiaries owns, occupies, operates or leases any real property contaminated with Hazardous Substances, (3) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (4) neither the Company nor any of its subsidiaries is liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (5) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances and (6) the Company and its subsidiaries have received and are in compliance with all permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (1) through (6) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, any Environmental Law that would have a Material Adverse Effect; (C) the Company is not aware of any facts or issues relating to compliance with Environmental Law that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (D) there are no proceedings that are pending relating to Environmental Laws against the Company or any of its subsidiaries to which a governmental entity is also a party, other than such proceedings as to which the Company reasonably believes that no monetary sanctions of $100,000 or more will be imposed. For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or petroleum derivatives, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (y) any other chemical, material or substance prohibited or regulated under Environmental Laws.

(xxvi) Accurate Disclosure. The (A) statements in the General Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income Tax Considerations for Non-U.S. Holders of Common Stock” and “Description of Capital Stock” and (B) statements in documents incorporated by reference in the General Disclosure Package and the Final Prospectus under the heading “Business—Governmental Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings.

(xxvii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxviii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on, or derived from, sources that the Company believes to be reliable and accurate in all material respects.

(xxix) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or any violation of, or failure to comply with, the Securities Laws, or any other matter which, if determined adversely, would have a Material Adverse Effect.

(xxx) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the knowledge of the Company after reasonable investigation, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the knowledge of the Company, threatened.

(xxxi) Financial Statements. The consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its subsidiaries, respectively, as of the dates shown and their respective results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. BDO USA, LLP is an independent registered public accounting firm with respect to each of the Company and its subsidiaries within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the General Disclosure Package. There are no financial statements that are required to be included in the General Disclosure Package under the Securities Laws that are not included in the General Disclosure Package as required.

(xxxii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no transaction that is material to the Company and its subsidiaries, taken as a whole, entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business and (v) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxiii) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxiv) Ratings. No “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxv) Other Offerings. Except as disclosed in the General Disclosure Package and for equity awards (including Securities issued upon exercise of stock options) pursuant to the Company’s incentive compensation plans, the Company has not sold, issued or distributed any shares of capital stock during the six month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Act.

(xxxvi) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the

General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvii) Insurance. The Company and its subsidiaries are insured in such amounts as are reasonably prudent for the businesses in which they are engaged; all material policies of insurance and material fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the General Disclosure Package; and the Company has obtained directors’ and officers’ insurance in such amounts as are reasonably prudent for the Company in connection with the offering contemplated by this Agreement.

(xxxviii) No Unlawful Payments. None of the Company any of its subsidiaries, any director of the Company or any of its subsidiaries, any executive officer of the Company or any of its subsidiaries or, to the Company’s knowledge, any other officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxix) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl) Compliance with OFAC. None of the Company, any of its subsidiaries, any director of the Company or any of its subsidiaries, any executive officer of the Company or any of its subsidiaries or, to the knowledge of the Company, any other officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and has not engaged in and is not now engaged in any dealings or transactions with any person, or in any country or territory, that is at the time of the dealing or transaction is or was the subject of such sanctions.

(xli) No Restrictions on Payments by Subsidiaries. Except as described in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xlii) Required Filings. The Company has timely filed all periodic reports required to be filed by it under the Exchange Act.

(xliii) Interactive Data. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities. Such Selling Stockholder will have on each Closing Date hereinafter mentioned valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and such Selling Stockholder has and on each Closing Date hereinafter mentioned will have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) Good Standing of the Selling Stockholder. The Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(iii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated by the Irrevocable Power of Attorney of Selling Stockholder (each, a “Power of Attorney” and collectively, the “Powers of Attorney”) and related Custody Agreement (as defined herein) of such Selling Stockholder or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(iv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Power of Attorney and related Custody Agreement of such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (B) the charter or by-laws of such Selling Stockholder (if a corporation) or the other constituent documents of such Selling Stockholder that is not a natural person or a corporation.

(v) Power of Attorney and Custody Agreement. The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) [Reserved.]

(vii) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information known to such Selling Stockholder concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(viii) [Reserved.]

(ix) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(x) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xii) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(xiii) Lock-up Agreements. Such Selling Stockholder duly authorized, executed and delivered to the Representative a lock-up letter in the form of Exhibit A hereto (each, a “Lock-Up Agreement”).

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $32.99 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying (a) the number of Firm Securities set forth opposite the name of such Selling Stockholder under the caption “Number of Firm Securities to be Sold” in Schedule A hereto by (b) a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under the custody agreements (“Custody Agreements”) made with Continental Stock Transfer & Trust Company, as custodian (“Custodian”). Each Selling Stockholder agrees that the shares held in custody for such Selling Stockholder under the Custody Agreement to which it is a party are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer or transfers to an account or accounts at a bank designated by the Company and reasonably acceptable to the Representative drawn to the order of the Custodian, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at 10:00 a.m., New York time, on Tuesday, March 10, 2015, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. Each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the total number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Stockholder in Schedule A under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time not more than 30 days subsequent to the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer or transfers to an account or accounts at banks designated by the Company and acceptable to the Representative drawn to the order the Custodian, at the above office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent (which consent shall not be unreasonably withheld, conditioned or delayed); and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered

Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(c) (A) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative (or, to the extent such untrue statement is included in, or there is such an omission from, a Selling Stockholder’s Selling Stockholder Information, such Selling Stockholder will promptly notify the Company and the Representative) of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d) Rule 158. Not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time by which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter by which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, or such other time as the Company and the Representative agree, on the business day following the execution and delivery of this Agreement. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof.

(g) Reporting Requirements. During the period of five years hereafter, the Company will, upon request, furnish to the Representative, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and, upon request, the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request; provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor thereto), it is not required to furnish such reports or statements to the Representative.

(h) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, but not limited to, (i) any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees relating to such review and reasonable fees and expenses of counsel for the Underwriters), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company, Credit Suisse and the other Underwriters associated therewith, including the chartering of airplanes, (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, if applicable, (v) fees and expenses in connection with the registration of the Offered Securities under the Act and (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Section 5(h) and in Sections 9 and 11 hereof, each of the Representative and each of the other Underwriters will pay all of its own costs and expenses, including the fees and expenses of its outside legal counsel. Each Selling Stockholder shall be responsible for and pay any transfer taxes on the sale by such Selling Stockholder of the Offered Securities of such Selling Stockholder to the Underwriters.

(i) Absence of Manipulation. The Company agrees not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except (I) pursuant to this Agreement, (II) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and disclosed in the General Disclosure Package and Prospectus, (III) grants of stock options or other equity awards to officers, directors, employees or consultants in each case pursuant to the terms of a plan in effect on the date hereof as disclosed in the General Disclosure Package and the Final Prospectus, and the issuance of Lock-Up Securities pursuant to any such stock option or other equity award to persons subject to a lockup letter substantially in the form attached hereto as Exhibit A, or (IV) issuances of Securities in connection with mergers, acquisitions, joint ventures or other strategic transactions, provided that (x) such issuances do not exceed in the aggregate 10% of the total outstanding shares of Securities immediately following the initial closing hereunder and (y) the recipients of such Securities agree to restrictions on disposition thereof substantially similar to those contained in the Lock-Up Agreements. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or until such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(k) [Reserved.]

(l) Extension of the Lock-Up Period. If the initial Lock-Up Period is extended as contemplated by the proviso in the second to last sentence of paragraph (j) of this Section 5, the Company shall (i) notify the Representative and the Selling Stockholders of such extension on or before the date that is 90 days after the date hereof and (ii) direct the Transfer Agent not to permit any transfer of shares by the persons listed on Schedule E during such extension.

6. Certain Agreements of the Selling Stockholders. Each of the Selling Stockholders severally (and not jointly with the Company or any other Selling Stockholder) agrees with the several Underwriters that:

(a) Absence of Manipulation. Such Selling Stockholder shall not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(b) Restriction on Sale of Securities by the Selling Stockholders. Such Selling Stockholder shall not take any actions that would result in a breach or violation of the Lock-Up Agreement to which it is a party.

7. Free Writing Prospectuses. Each of the Company and each of the Selling Stockholders severally (and not jointly with the Company or any other Selling Stockholder) represents and agrees that, and each Underwriter severally (and not jointly with any other Underwriter) represents and agrees that, unless it has obtained the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply (as applicable) with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy, the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company made on behalf of the Company pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA, LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form of Schedule D hereto, (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto, as applicable, shall be a date no more than three days prior to such Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any of its subsidiaries has been placed on a negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it, in the judgment of the Representative, impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Katten Muchin Rosenman LLP, counsel for the Company, including as to certain matters relating to Best Amigos Partners, LLC (as a Selling Stockholder) and Cloobeck Diamond Parent LLC (as a Selling Stockholder), in the form of Schedule F hereto.

(e) Opinion of Regulatory Counsel to the Company. The Representative shall have received an opinion or opinions, dated such Closing Date, of Ballard Spahr LLP, regulatory counsel for the Company, to the effect that the statements under the captions “Risk Factors—Risk Related to Our Business—We are subject to extensive regulation relating to the marketing and sale of vacation interests and the servicing and collection of customer loans” and “Business—Governmental Regulation” included in the Registration Statement and/or documents incorporated by reference in the Registration Statement, as applicable, in each case insofar as such statements constitute a description of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and as to certain matters relating to Best Amigos Partners, LLC (as a Selling Stockholder), in the forms of Schedule G-1 and Schedule G-2 hereto, respectively.

(f) Opinion of Counsel for Cloobeck Diamond Parent, LLC. The Representative shall have received an opinion, dated such Closing Date, of Glaser Weil Fink Howard Avchen & Shapiro LLP, counsel for Cloobeck Diamond Parent, LLC (as a Selling Stockholder), in the form of Schedule H hereto.

(g) Opinion of Counsel for DRP Holdco, LLC. The Representative shall have received an opinion, dated such Closing Date, of Sidley Austin LLP, counsel for DRP Holdco, LLC (as a Selling Stockholder), in the form of Schedule I hereto.

(h) Opinion of Counsel for Underwriters. The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state on behalf of the Company that: the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as disclosed in the General Disclosure Package or as described in such certificate.

(j) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters in the form attached hereto as Exhibit A from each of the executive officers and directors of the Company and from such stockholders of the Company as set forth on Schedule E hereto, including the Selling Stockholders.

(k) Delivery of Form 1099. The Custodian will deliver to the Representative a letter stating that it will deliver to each of the Selling Stockholders a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(l) [Reserved.]

(m) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(n) NYSE Listing. The Offered Securities shall be listed on The New York Stock Exchange.

Each Selling Stockholder and the Company will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 8. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of statements in any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of statements in any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein (such Selling Stockholder’s “Selling Stockholder Information”), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the liability under this subsection of any Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commission and discounts, but before expenses, received by such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of Company and the Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of the Selling Stockholders (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of statements in any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the fifth, seventh, thirteenth, fourteenth, fifteenth and seventeenth paragraphs, as well as the first sentence in the sixteenth paragraph, under the caption “Underwriting” in the Registration Statement, any Statutory Prospectus and the Final Prospectus.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportions as the total net proceeds from the sale of the Offered Securities (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) the liability of a Selling Stockholder under this subsection shall be limited to an amount equal to the aggregate gross proceeds after underwriting commission and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder, less any amount which such

Selling Stockholder has otherwise been required to pay under Section 9(b) by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Firm Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, or, if sent to the Company will be mailed, delivered or telegraphed and confirmed to it at 10600 West Charleston Boulevard, Las Vegas, NV 89135, Attention: Chief Administrative Officer, or, if sent to Cloobeck Diamond Parent, LLC, will be mailed, delivered or telegraphed and confirmed to C/O Diamond Resorts International, Inc., 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, or, if sent to DRP Holdco, LLC, will be mailed, delivered or telegraphed and confirmed to C/O Guggenheim Partners Investment Management, LLC: Attention: General Counsel, 10th Floor, 330 Madison Avenue, New York, New York 10017; or, if sent to Best Amigos Partners, LLC, will be mailed, delivered or telegraphed and confirmed to C/O Diamond Resorts International, Inc., 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely for purposes of Section 9, the officers and directors, controlling persons and other indemnified persons referred to in Section 9, and no other person will have any right or obligation hereunder.

14. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. David F. Palmer, C. Alan Bentley, Howard S. Lanznar and Jared T. Finkelstein, in their respective capacities as attorneys-in-fact, will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by any of them will be binding upon all the Selling Stockholders.

15. Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered by facsimile or other form of electronic transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions (including with the Selling Stockholders) which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Company and the Selling Stockholders waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated hereby and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders, as applicable, in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its principles of conflicts of laws).

The Company, the Selling Stockholders and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Selling Stockholders and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

DIAMOND RESORTS INTERNATIONAL, INC.

By:	/s/ Jared T. Finkelstein
Name:	Jared T. Finkelstein
Title:	Senior Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Adam Budgor
Name:	Adam Budgor
Title:	Director

Selling Stockholders Named in Schedule A Hereto

By:	/s/ Jared T. Finkelstein
Name:	Jared T. Finkelstein
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule A to this Agreement.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Cloobeck Diamond Parent, LLC	4,778,000	712,472

DRP Holdco, LLC	1,687,000	253,050

Best Amigos Partners. LLC	235,000	35,250

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	6,700,000
Total	6,700,000

SCHEDULE C

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The price to the public of the Offered Securities is $33.75 and the underwriting discount of 2.25%.

2. The number of Firm Securities being sold is 6,700,000 (4,778,000 by Cloobeck Diamond Parent, LLC, 1,687,000 by DRP Holdco, LLC and 235,000 by Best Amigos Partners, LLC).

3. The Company has agreed to purchase 1,515,582 of the Firm Securities.

SCHEDULE D

[Form of Comfort Letter of BDO USA, LLP]

See attached.

SCHEDULE E

Parties Executing Lock-Up Agreements

B. Scott Minerd

Zachary D. Warren

Cloobeck Diamond Parent, LLC

Lowell D. Kraff

Praesumo Partners, LLC

Best Amigos Partners, LLC

Diamond Oursurance, LLC

Chautauqua Management, LLC

Chautauqua IIA, LLC

Chautauqua IIB, LLC

LDK Holdco, LLC

DRP Holdco, LLC

Steven Bell

Howard S. Lanznar

Brian Garavuso

C. Alan Bentley

Michael Flaskey

Ronan O’Gorman

1818 Partners, LLC

Stephen J. Cloobeck

The Chantal Cloobeck Separate Property Trust

David F. Palmer

David J. Berkman

Lisa Gann

Richard M. Daley

Hope S. Taitz

Robert Wolf

Richard M Daley Self Dec Trust

The 2006 Berkman Trust for David J. Berkman Family

SCHEDULE F

[Form of Opinion of Katten Muchin Rosenman LLP]

See attached.

SCHEDULE G-1

[Form of Opinion of Ballard Spahr LLP]

See attached.

SCHEDULE G-2

[Form of Opinion of Ballard Spahr LLP]

See attached.

SCHEDULE H

[Form of Opinion of Glaser Weil Fink Howard Avchen & Shapiro LLP]

See attached.

SCHEDULE I

[Form of Opinion of Sidley Austin LLP]

See attached.

EXHIBIT A

See attached.

Exhibit A

March     , 2015

Diamond Resorts International, Inc.

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to Credit Suisse Securities (USA) LLC (“Credit Suisse”) to execute an underwriting agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of shares of common stock, par value $0.01 per share (such shares, whether now owned or hereafter acquired, the “Securities”), of Diamond Resorts International, Inc., a Delaware corporation (the “Company”), the undersigned hereby agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities (other than exercising registration rights of the undersigned in existence as of the date hereof solely for purposes of participation in the Offering).

The initial Lock-Up Period will commence on the date the first preliminary prospectus supplement relating to the Offering is distributed to investors in connection with the launch and marketing of the Offering and continue until and include the date 90 days after the date of the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”); provided, however, that, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this agreement (this “Lock-Up Agreement”).

Notwithstanding the foregoing, the undersigned may (a) transfer Securities (i) pursuant to the Underwriting Agreement, (ii) as a bona fide gift or gifts, or by will or intestacy, or (iii) to (x) any family partnership or trust for the benefit of the undersigned and/or one or more members of the “immediate family” (as defined below) of the undersigned or (y) any affiliate of the undersigned or any charitable organization formed by the undersigned or any of its affiliates; provided that, in the case of any transfer pursuant to clause

(iii) or clause (iv) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or other public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period); (b) transfer Securities to partners, members or stockholders of the undersigned, if the undersigned is a partnership, limited liability company or corporation, as part of a distribution; provided that (w) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (x) such transfer shall not involve a disposition for value, (y) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period and filings on a Form 13F, Schedule 13G, Schedule 13D, Form N-CSR, Form N-Q or, in the case of transfers or distributions otherwise permitted by this clause (b), Form 4 ), and (z) no other public announcement shall be made in connection with such transfer by any party (donor, donee, transferor or transferee), other than, in the case of an entity subject to the Investment Company Act of 1940, as amended, such public disclosure as is consistent with its internal disclosure policies; or (c) engage in transactions involving any Securities that are acquired by the undersigned in the Offering or in the public market after the Public Offering Date; provided that (x) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period and filings on a Form 13F, Schedule 13G, Schedule 13D, Form N-CSR or Form N-Q), and (y) no other public announcement shall be made in connection with such transfer by any party (donor, donee, transferor or transferee), other than, in the case of an entity subject to the Investment Company Act of 1940, as amended, such public disclosure as is consistent with its internal disclosure policies. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Securities pursuant to a tender offer for securities of the Company that would, if consummated, result in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction or pursuant to any other transaction, including, without limitation, a merger, consolidation or other business combination, resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities in connection with any such transaction resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction, or vote any Securities in favor of any such transaction resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction); provided that if such tender offer or other transaction is not completed, any Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained in this Lock-Up Agreement.

No provision of this Lock-Up Agreement shall restrict or prohibit the exercise, exchange or conversion by the undersigned of any option or warrant to acquire Securities, or any other security convertible into or exchangeable or exercisable for Securities; provided that any Securities and any of such other securities acquired in connection with any such exercise, exchange or conversion will be subject to the restrictions provided for in this Lock-Up Agreement. In addition, no provision of this Lock-Up Agreement shall be deemed to restrict or prohibit the entry into, or modification of, a so-called “10b5-1 plan” at any time; provided that (i) no transactions thereunder are made prior to the expiration of the Lock-Up Period and (ii) no filing or other public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection therewith (other than filings on a Form 5 made after the expiration of the Lock-Up Period).

If any stockholder of the Company that is party to a lock-up agreement with respect to the Securities is released by Credit Suisse from any or all of the lock-up restrictions thereunder, the undersigned will be similarly and contemporaneously released from the lock-up restrictions hereunder (which for the avoidance of doubt will include a release of the same percentage of the undersigned’s Securities as was granted to the relevant stockholder of the Company so released by Credit Suisse); provided, however that if such stockholder is so released for the purpose of enabling such stockholder to participate in a registered offering of Securities, the undersigned will, to the same extent, be similarly and contemporaneously released from its obligations hereunder solely for the purpose of enabling the undersigned to participate in such registered offering, and Credit Suisse agrees to provide notice thereof to the undersigned at least three business days prior thereto; provided further that this paragraph shall not apply to any release of lock-up restrictions with respect to any stockholder of the Company that is in respect of not more than 1% of the issued and outstanding shares of common stock of the Company.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void upon the earliest of (i) the date that is 90 days after the date hereof, if the Public Offering Date shall not have occurred on or prior to such date, (ii) the termination of the Underwriting Agreement prior to any closing thereunder and (iii) the delivery of an officer’s certificate by the Company to Credit Suisse, prior to the earlier of the first public announcement by the Company of any potential Offering and the launch of the Offering, certifying that the Board of Directors of the Company has passed a resolution to the effect that no Offering will be pursued for the foreseeable future. The Company shall provide written notice to the undersigned of the expiration of the Lock-Up Period within one (1) business day thereafter.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its principles of conflicts of laws).

Very truly yours,

Name: